Exhibit 10.1
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.
Second Amendment
to the
Collaboration Agreement Dated June 11, 1998
     This Second Amendment to the Collaboration Agreement is made and entered into as of July 1, 2009 (the “Effective Date”), by and between Siemens Healthcare Diagnostics Inc. (“Siemens”), a California corporation and the successor-in-interest to Bayer HealthCare LLC (“Bayer”), which was successor-in-interest to Chiron Diagnostics Corporation (“CDC”), and having a principle place of business at 1717 Deerfield Road, Deerfield, Illinois, and Gen-Probe Incorporated (“Gen-Probe”), a Delaware corporation whose principal place of business is 10210 Genetic Center Drive, San Diego, California. Each of Siemens and Gen-Probe are sometimes referred to herein, individually, as a “Party” and, together, as the “Parties.”
     WHEREAS, Gen-Probe and Siemens (as successor-in-interest to CDC and Bayer) are parties to a Collaboration Agreement, dated June 11, 1998 and a Supplemental Agreement to the Collaboration Agreement, dated April 2, 2001 (collectively, the “Collaboration Agreement”);
     WHEREAS, on August 1,2006, Siemens, successor-in-interest to Bayer, and Gen-Probe entered into a Sublicense Agreement covering certain TMA Qualitative Assays (“TMA Sublicense Agreement”);
     WHEREAS, on August 1, 2006, Siemens, successor-in-interest to Bayer, and Gen-Probe entered into a Settlement Agreement to settle and resolve certain claims against each other (the “Settlement Agreement”);
     WHEREAS, pursuant to Section 2.3 of the TMA Sublicense Agreement, Gen-Probe hereby exercises the Option to extend the License period granted in Sections 2.1 and/or 2.2 of the TMA Sublicense Agreement;
     WHEREAS, Siemens desires to extend the term of the Collaboration Agreement until December 31, 2015;

     WHEREAS, Gen-Probe desires to adjust the price of certain Products;
     NOW, THEREFORE, in exchange for the mutual promises and covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
ARTICLE 1 — PRODUCTS AND PRICES
     1.1 Attached hereto as Schedule 1 is a partial list of Products (as defined in the Collaboration Agreement). The Parties hereby agree that, effective October 1, 2010, the Transfer Price (as defined in the Collaboration Agreement) for orders placed for the Products listed in Schedule I is as shown in Schedule 1. For the avoidance of doubt, the Transfer Price for Products not listed in Schedule 1 is as set out in the Collaboration Agreement, subject to adjustment as set out in the Collaboration Agreement. The Parties hereby agree that, effective January 1, 2013, the Transfer Price (as defined in the Collaboration Agreement) for the Products listed in Schedule 1 may be adjusted to be equal to Gen-Probe’s Manufacturing Cost plus [...***... ]%.
ARTICLE 2 — Extension of the Term of the Collaboration Agreement
     2.1 The Parties agree that the term of the Collaboration Agreement, to the extent that such Collaboration Agreement concerns Clinical Diagnostic Products and the Clinical Diagnostic Field (each as defined in the Collaboration Agreement) and to the extent the Collaboration Agreement remains in effect following entry of the Stipulated Final Award, shall be extended and shall terminate as of December 31, 2015, absent any subsequent event that may result in extension of the term or earlier termination. For the avoidance of doubt, this Article 2 supersedes the expiration date of October 1, 2010 set out in Section 6.4 of the Settlement Agreement.
ARTICLE 3 — Option Exercise
     3.1 Siemens hereby acknowledges Gen-Probe’s exercise of the option granted by Section 2.3 of the TMA Sublicense Agreement to extend the License granted in Sections 2.1 and 2.2 of the TMA Sublicense Agreement to the expiration date of the last to expire patent in the Licensed Patent
***Confidential Treatment Requested

Rights.
     3.2 In consideration of Gen-Probe’s execution of this Second Amendment, Siemens waives the requirement of Section 2.3 of the TMA Sublicense Agreement that Gen-Probe pay a one-time initial license fee of One Million Dollars ($1,000,000.00) in connection with the option exercise.
ARTICLE 4 — Miscellaneous
     4.1 Except as expressly amended by this Second Amendment to the Collaboration Agreement, the Collaboration Agreement and Settlement Agreement remains in full force and effect.
     IN WITNESS WHEREOF, the Parties have duly signed and have made delivery to the other.

SIEMENS HEALTHCARE DIAGNOSTICS INC.		GEN-PROBE INCORPORATED

By:	/s/ David Okrongly	By:	/s/ Carl W. Hull
Name: David Okrongly		Name: Carl W. Hull
Title: SVP, Molecular Diagnostics		Title: President & CEO
Date: 10 August 2009		Date: 10 August 2009

By:	/s/ Fernando Beils
Name: Fernando Beils
Title: Vice President, Finance
POC & Molecular

Schedule 1

Customer			Current	New
Name	Material #	Material Description	Price	Price
SIEMENS HEALTHCARE DIAG., INC	301061E-01	KIT, VERSANT, HCV QL, FROZEN	[...***... ]	[...***... ]
301061-01

	301062E-01	KIT, VERSANT, HCV QL, 2 TO 8 (TCR)	[...***... ]	[...***... ]
301062-01

	301063E-01	KIT, VERSANT HCV QL, 15 TO 30C (Ambient Kit)	[...***... ]	[...***... ]
301063-01
		Subtotal, 100 tests	[...***... ]	[...***... ]
	301064E-01	KIT, VERSANT HCV QL, DETEC RGT (500 tests)	[...***... ]	[...***... ]
301064-01

		Total, 500 tests	[...***... ]	[...***... ]

	PLR0353	PROBE RGT,QUANT HCV,NON-BB,ASR	[...***... ]	[...***... ]
	PLR0352	SOLN,PSEUDO-TARGET,QUANT HCV	[...***... ]	[...***... ]

	104982E-01	BAYER LHC+	[...***... ]	[...***... ]
	104991	Bayer Target Capture System (TCS)	[...***... ]	[...***... ]
	901780	Operator’s Manual: Target Capture System	[...***... ]	[...***... ]
	901779	System Admin Manual: HC+ TMA DRS, IVD	[...***... ]	[...***... ]
	901778	Operator’s Manual: LEADER HC+ System	[...***... ]	[...***... ]
	901292	TMA Data Reduction Software, IVD	[...***... ]	[...***... ]
	105001-01	TMA Worklist Editor, IVD	[...***... ]	[...***... ]
	901291	HCV QL (Protocols-Bayer), IVD	[...***... ]	[...***... ]
	102113	Eppendorf Repeat Pipettor	[...***... ]	[...***... ]
	102160	Vortexer	[...***... ]	[...***... ]
	901391	LHC Computer Control Unit	[...***... ]	[...***... ]
	104579	TCS Ten Tube Unit (TTU) Rack	[...***... ]	[...***... ]
	104586	TCS Water Baths	[...***... ]	[...***... ]
	104591	Printer	[...***... ]	[...***... ]
	104592	Printer Cable	[...***... ]	[...***... ]
	104624	LHC UPS/Power Conditioner	[...***... ]	[...***... ]
***Confidential Treatment Requested

104627	Water Bath Spacer	[...***... ]	[...***... ]
104688	Vacuum Pump (High Flow - Rev. B)	[...***... ]	[...***... ]
301078-01	Syscheck- 15x3ml	[...***... ]	[...***... ]
102085	Sealing Cards	[...***... ]	[...***... ]
TU0040	Ten Tube Unit (TTUS)	[...***... ]	[...***... ]
104578	Ten Tip Cassettes (TTC)	[...***... ]	[...***... ]
105107	Bar Code Scanner (trigger)	[...***... ]	[...***... ]
***Confidential Treatment Requested